UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                        Date of Report October 10, 2005

                            Denim Apparel Group Inc.
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            (Exact name of registration as specified in its charter)


           Nevada                    0-09322                     88-0419183
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(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)

                       1045 Stephanie Way, Minden NV 89423
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 775-267-2242

                              Kingdom Ventures Inc.
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
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Item 5.01   Changes in Control of Registrant

On October 7, 2005 Debbie Leibovitz and Eric Joffe, purchased all of the Series A preferred stock of Kingdom Ventures, Inc. which such stock has voting control of the company. Also upon change of control the the controlling party was issued one million shares of Series B preferred Stock convertible at twenty five to one common shares on demand this represents all outstanding shares of Series A and Series B preferred stock

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 7, 2005, Mr. Gene Jackson resigned as an officer and director of the Registrant in conjunction with the sale of his control position of the Registrant as outlined in Item 5.01 above. There were no disagreements of any kind with the Registrant.

On October 7, 2005, Mr. Eric Joffe was elected as director and appointed as the CEO, President and Secretary of the Registrant.

Section 8 - Other Events
------------------------

Item 8.01   Other Events

On October 7, 2005 the Registrant filed articles of amendment with the State of Nevada to change its name to Denim Apparel Group Inc.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:            October 7, 2005                    s/s Eric Joffe
                                                     ---------------------------
                                                     Eric Joffe, CEO